Hines Real Estate Investment Trust, Inc. 2016 Shareholder Meeting November 7, 2016

 Hines REIT History & Overview  Plan of Liquidation Overview  Hypothetical Shareholder Returns  Next Steps Agenda

3 Company History and Overview  Commenced capital raising in 2004 and raised $2.7 billion of capital $21 $206 $584 $824 $389 $283 $6,283 $5,848 $6,666 $11,519 $9,585 $6,105 $0 $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 $0 $200 $400 $600 $800 $1,000 $1,200 2004 2005 2006 2007 2008 2009 N T- R EIT I n d u st ry Sa le s (i n m ill io n s) H in e s R EIT P ri m ar y Of fe ri n g P ro ce e d s* ( in m ill io n s) Hines REIT and NT-REIT Industry Sales: 2004-2009 Hines REIT Primary Offering Proceeds* (in millions) NTR Industry Sales (in millions) *Excludes DRP proceeds of approximately $431 million Source: The Stanger Market Pulse July 2016

4 Company History and Overview  Acquired 66 properties for approximately $4.8 billion, primarily high-quality office assets located in the United States representing approximately 32.9 million square feet located in 28 cities.  In 2008 and 2009, amidst the global financial crisis, we experienced declines in capital raising, increases in redemption requests, as well as declines in the valuations of our assets, all of which were significant.  At the end of 2009, we ceased capital raising and suspended our redemption plan to prudently preserve the Company’s liquidity and protect the Company’s financial position.

5 Company History and Overview  Since 2009, the Company has been focused on the following: – Leasing: Keeping our tenants in occupancy to stabilize and grow operating income and values. – Liquidity: Ensuring we have sufficient funds to meet liquidity needs for operating expenses, leasing capital, and debt refinancings, while maintaining payment of distributions to our shareholders. o From Q4 2004 through Q2 2016, distributions were never suspended. o Prior to suspending redemptions in connection with our pending liquidity event, we fully honored all eligible requests received for all periods since the share redemption program reopened in Q2 2013. – Strategic asset sales and acquisitions: Identifying opportunities to sell certain assets to harvest liquidity and reposition the portfolio for a future portfolio exit. o During 2014 and 2015, proceeds from strategic asset sales were used to reinvest in 3 west coast assets with an aggregate purchase price of $803.1 million and consisting of an aggregate 1.8 million square feet.

6 Plan of Liquidation Overview  The Hines REIT Board of Directors voted unanimously on June 29, 2016 to approve a plan, which has been approved by the Company’s shareholders, for liquidation and dissolution of the Company.  The plan includes the pending sale of seven west coast office assets in an all cash transaction for $1.162 billion to an affiliate of Blackstone Real Estate Partners VIII L.P.  In addition, for an aggregate sales price of $797.1 million (prior to deduction of transaction costs, certain other closing credits and any adjustments for prorations), we completed sales of these assets:  JPMorgan Chase Tower in Dallas, Texas,  321 North Clark in Chicago, Illinois,  3400 Data Drive in Rancho Cordova, California  Grocery Anchored Portfolio

7 Plan of Liquidation Overview  Pending sale of remaining assets in various stages of the sales process.  All outstanding debt of the Company has been retired.

8 Plan of Liquidation Overview  Liquidating distributions in an aggregate amount of approximately $6.35 - $6.65 per share of net proceeds from the sale of the Company’s assets are expected to be distributed to Common Shareholders and the Company expects to make the first of these liquidating distributions to common shareholders on or before December 31, 2016.  In addition to the net proceeds just noted, from July 2011 through April 2013, Hines REIT previously paid special distributions to common shareholders totaling $1.01 per share, which were designated by the Company as a partial return of invested capital to shareholders.  Proposed transaction maintains Hines REIT’s commitment to maximizing long-term value for its shareholders.

Hypothetical Shareholder Returns



Hypothetical Shareholder Return Example for $100,000 Purchase

(Calculated Using Estimated Range of Liquidating Distributions as of June 29, 2016)

Original Purchase Date	Original Purchase Price	Cumulative Cash Distributions	Value at Estimated Liquidating Distributions Range of $6.35–$6.65	Total Return at Estimated Liquidating Distributions Range of $6.35–$6.65
CASH DISTRIBUTIONS				
1/1/2005	$10.00	$64,585	$63,500 – $66,500	$128,085 – $131,085
1/1/2007	$10.40	$50,447	$61,058 – $63,942	$111,505 – $114,389
1/1/2008	$10.58	$43,691	$60,019 – $62,854	$103,710 – $106,545
10/1/2008	$10.66	$38,912	$59,568 – $62,383	$98,480 – $101,295
7/1/2009	$10.08	$36,392	$62,996 – $65,972	$99,388 – $102,364
DIVIDEND REINVESTMENT PLAN				
1/1/2005	$10.00	$14,640	$119,985 – $125,653	$134,625 – $140,293
1/1/2007	$10.40	$12,426	$101,841 – $106,652	$114,267 – $119,078
1/1/2008	$10.58	$11,482	$94,102 – $98,548	$105,584 – $110,030
10/1/2008	$10.66	$10,876	$89,133 – $93,344	$100,008 – $104,219
7/1/2009	$10.08	$10,954	$89,775 – $94,016	$100,729 – $104,970

As disclosed earlier in the presentation, if the sale of all or substantially all of Hines REIT's assets, including the West Coast Asset Sale, is completed as expected, Hines REIT expects to make distributions to its stockholders in the range of approximately $6.35 to $6.65 per share. There can be no assurances regarding the amounts of any distributions or the timing thereof. See Hines REIT's Definitive Proxy Statement filed with the Securities and Exchange Commission (SEC) on August 23, 2016 for a discussion of the Plan, including the West Coast Asset Sale. This table presents an example of the hypothetical return a shareholder might realize if the shareholder had purchased $100,000 of common shares of Hines REIT on each of the dates indicated, held the shares continuously through July 1, 2016 and then received distributions from Hines REIT in the estimated range of liquidating distributions Hines REIT expects to make if the sale of all or substantially all of its assets is completed as expected. Hines REIT sold common shares in multiple public offerings between 2004 and 2009 at the per share purchase prices indicated in the table. The "Original Purchase Date" column reflects dates that were arbitrarily selected from within each period in which the company sold shares at the respective purchase price. A shareholder's total return will vary from the returns presented in the table based on the shareholder's original purchase date. The hypothetical return is presented for a shareholder that elected to receive cash distributions as well as for a shareholder that enrolled in Hines REIT's dividend reinvestment plan ("DRP") at the time of the initial investment.

The amounts in the "Cumulative Cash Distributions" column include (i) regular quarterly cash distributions paid to shareholders that elected to receive cash distributions, (ii) cash distributions for the second quarter of 2016 paid to shareholders, including DRP participants, in cash on July 1, 2016 and (iii) special distributions totaling $1.01 per share which were paid to shareholders, including DRP participants, in cash between 2011 and 2013 and were designated by Hines REIT as a return of a portion of the shareholders' invested capital. The "Cumulative Cash Distributions", "Value at Estimated Liquidating Distributions Range of $6.35-$6.65" and "Total Return at Estimated Liquidating Distributions Range of $6.35-$6.65" columns do not take into account the tax consequences of such distributions to shareholders. Shareholders are urged to consult with their own tax advisors regarding the tax consequences of such distributions.

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10 Hypothetical Shareholder Returns As disclosed earlier in the presentation, if the sale of all or substantially all of Hines REIT’s assets, including the West Coast Asset Sale, is completed as expected, Hines REIT expects to make distributions to its stockholders in the range of approximately $6.35 to $6.65 per share. There can be no assurances regarding the amounts of any distributions or the timing thereof. See Hines REIT’s Definitive Proxy Statement filed with the Securities and Exchange Commission (SEC) on August 23, 2016 for a discussion of the Plan, including the West Coast Asset Sale. This table presents an example of the hypothetical return a shareholder might realize if the shareholder had purchased $100,000 of common shares of Hines REIT on each of the dates indicated, held the shares continuously through July 1, 2016 and then received distributions from Hines REIT in the estimated range of liquidating distributions Hines REIT expects to make if the sale of all or substantially all of its assets is completed as expected. Hines REIT sold common shares in multiple public offerings between 2004 and 2009 at the per share purchase prices indicated in the table. The “Original Purchase Date” column reflects dates that were arbitrarily selected from within each period in which the company sold shares at the respective purchase price. A shareholder’s total return will vary from the returns presented in the table based on the shareholder’s original purchase date. The hypothetical return is presented for a shareholder that elected to receive cash distributions as well as for a shareholder that enrolled in Hines REIT’s dividend reinvestment plan (“DRP”) at the time of the initial investment. The amounts in the “Cumulative Cash Distributions” column include (i) regular quarterly cash distributions paid to shareholders that elected to receive cash distributions, (ii) cash distributions for the second quarter of 2016 paid to shareholders, including DRP participants, in cash on July 1, 2016 and (iii) special distributions totaling $1.01 per share which were paid to shareholders, including DRP participants, in cash between 2011 and 2013 and were designated by Hines REIT as a return of a portion of the shareholders’ invested capital. The “Cumulative Cash Distributions”, “Value at Estimated Liquidating Distributions Range of $6.35-$6.65” and “Total Return at Estimated Liquidating Distributions Range of $6.35-$6.65” columns do not take into account the tax consequences of such distributions to shareholders. Shareholders are urged to consult with their own tax advisors regarding the tax consequences of such distributions. Hypothetical Shareholder Return Example for $100,000 Purchase (Calculated Using Estimated Range of Liquidating Distributions as of June 29, 2016) Original Purchase Date Original Purchase Price Cumulative Cash Distributions Value at Estimated Liquidating Distributions Range of $6.35–$6.65 Total Return at Estimated Liquidating Distributions Range of $6.35–$6.65 CASH DISTRIBUTIONS 1/1/2005 $10.00 $64,585 $63,500 – $66,500 $128,085 – $131,085 1/1/2007 $10.40 $50,447 $61,058 – $63,942 $111,505 – $114,389 1/1/2008 $10.58 $43,691 $60,019 – $62,854 $103,710 – $106,545 10/1/2008 $10.66 $38,912 $59,568 – $62,383 $98,480 – $101,295 7/1/2009 $10.08 $36,392 $62,996 – $65,972 $99,388 – $102,364 DIVIDEND REINVESTMENT PLAN 1/1/2005 $10.00 $14,640 $119,985 – $125,653 $134,625 – $140,293 1/1/2007 $10.40 $12,426 $101,841 – $106,652 $114,267 – $119,078 1/1/2008 $10.58 $11,482 $94,102 – $98,548 $105,584 – $110,030 10/1/2008 $10.66 $10,876 $89,133 – $93,344 $100,008 – $104,219 7/1/2009 $10.08 $10,954 $89,775 – $94,016 $100,729 – $104,970

11 Next Steps  Complete the sale of remaining assets and settle or make provision for all liabilities.  Pay liquidating distributions in an aggregate amount of approximately $6.35 - $6.65 per share to shareholders, with the first distribution to be made on or before December 31, 2016 and one or more additional liquidating distributions to be made thereafter.  Dissolve the Company.

12 Forward-Looking Statements: This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements generally can be identified by the use of words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "foresee," "looking ahead," "is confident," "should be," "will," "predicted," "likely," or similar words or phrases intended to identify information that is not historical in nature. These forward-looking statements include, among others, statements about the expected benefits of the plan of liquidation and dissolution, including the west coast asset sale, the estimated range of distributions, the expected timing and completion of the plan of liquidation and dissolution, including the west coast asset sale, and the future business, performance and opportunities of the Company. These risks and uncertainties include, without limitation, the satisfaction or waiver of other conditions to closing for the west coast asset sale; unanticipated difficulties or expenditures relating to the plan of liquidation and dissolution, including the west coast asset sale; the response of tenants, business partners and competitors to the announcement of the plan of liquidation and dissolution, including the west coast asset sale; legal proceedings that may be instituted against the Company and others related to the plan of liquidation and dissolution, including the west coast asset sale; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants' financial condition, and competition from other developers, owners and operators of real estate); adverse economic or real estate developments in the Company's existing markets; reductions in asset valuations and related impairment charges; risks associated with downturns in domestic and local economies, changes in interest rates and volatility in the securities markets; potential liability for uninsured losses and environmental contamination; risks associated with the Company's potential failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with the Company's dependence on key personnel of Hines Interests Limited Partnership or its affiliates whose continued service is not assured. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission, including the Company's most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward-looking statement speaks only as of the date of this presentation. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information or developments, future events or otherwise.

13 Thank you